Duke REALTY

# News Release

**FOR IMMEDIATE RELEASE**

## DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS AND ANNOUNCES AGREEMENT TO SELL OVER $1 BILLION SUBURBAN OFFICE PORTFOLIO

### 2014 Core FFO per Share of $1.18 and AFFO per Share of $0.96

### 2015 Guidance Issued

(INDIANAPOLIS, January 28, 2015) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the fourth quarter and full year 2014.

Denny Oklak, Chairman and Chief Executive Officer, said, "We finished 2014 with an excellent fourth quarter from an operational perspective and successfully executed several accretive capital transactions. We continued our strong operational performance, finishing the quarter with in-service portfolio occupancy of 95.3 percent, which is especially impressive when considering that we placed in service 26 development projects, totaling 7.0 million square feet, during the year. We also renewed 9.5 million square feet of leases during 2014, which included average annual net effective rent growth across all product types at an average 8.8 percent increase for the year and 11.2 percent for the fourth quarter. Our ability to increase occupancy and drive rent growth resulted in 4.4 percent growth in same property net operating income for both the three and twelve month periods ended December 31, 2014."

Commenting on the disposition transaction, Mr. Oklak also stated, "I am pleased to announce the execution of an agreement to sell an approximate $1.1 billion suburban office portfolio, comprised of all of our wholly-owned suburban office properties in Nashville, Raleigh, South Florida and St. Louis. The portfolio consists of 61 in-service properties, one property that is under development and 57 acres of undeveloped land. This transaction is a continuation of our strategy to increase our focus on bulk industrial and medical office properties and to reduce our investment in suburban office assets.

The proceeds from this transaction will be utilized to repay debt and to fund our ongoing development activities."

## **Quarterly and Full Year Highlights**

- Core Funds from Operations ("Core FFO") per diluted share was $0.30 for the quarter and $1.18 for the year. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.20 for the quarter and $1.07 for the year.

- Adjusted Funds from Operations ("AFFO") of $0.21 per diluted share for the quarter, and $0.96 per diluted share for the year, which represents dividend pay-out ratios of 81 percent and 71 percent, respectively.

- Strong operating momentum:

    - Total portfolio occupancy of 93.8 percent and in-service portfolio occupancy of 95.3 percent;
    - Total leasing activity of 4.1 million square feet for the quarter and 25.1 million square feet for the year;
    - Same-property net operating income growth of 4.4 percent as compared to both the quarter and year ended December 31, 2013.

- Successful execution of capital transactions:

    - Completed $204 million of building dispositions for the quarter and $736 million for the full year;
    - Monetized $97 million of undeveloped land during 2014 through development projects and land sales, which totaled $37 million;
    - Began $144 million of new developments for the quarter and $563 million for the year, comprised of 66 percent industrial, 20 percent medical office and 14 percent office, for the year;
    - Completed $32 million of acquisitions for the quarter and $131 million of acquisitions for the year;
    - Issued 1.7 million shares of common stock under the ATM program at an average issue price of $19.36 per share, which generated net proceeds of $33 million during the quarter, and 16.4 million shares at an average issue price of $17.85 per share, which generated net proceeds of $289 million for the year;
    - Redeemed all outstanding 6.5 percent Series K Preferred Shares and 6.6 percent Series L Preferred Shares for a total redemption amount of $333

million during the fourth quarter. All outstanding preferred stock was either redeemed or repurchased during 2014 for a total of $448 million;

- Issued $300 million of unsecured notes, due in December 2024 and bearing interest at an effective rate of 3.9 percent, during the fourth quarter of 2014.

Mark Denien, Chief Financial Officer, commented, "During the fourth quarter we took advantage of the continued low interest rate environment to issue $300 million of ten-year notes at an effective interest rate of 3.9 percent. Using the proceeds of this offering, as well as the proceeds from the fourth quarter's property dispositions, we redeemed our last two outstanding series of preferred shares, which will result in a nearly $22 million reduction to preferred dividends on an annualized basis. These transactions substantially improve our liquidity, reduce our cost of capital and provide for improvements to our key leverage metrics."

## Financial Performance

The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for both the three and twelve months ended December 31, 2014 and 2013:

| | Three Months Ended December 31 | | Twelve Months Ended December 31 | |
|---|---|---|---|---|
| | **2014** | 2013 | **2014** | 2013 |
| FFO per share - diluted, as defined by NAREIT | **$ 0.20** | $ 0.28 | **$ 1.07** | $ 1.07 |
| Adjustments: | | | | |
| Gain on land sales | **(0.01)** | (0.02) | **(0.03)** | (0.03) |
| Charges for pre-payment of debt | **—** | 0.03 | **—** | 0.03 |
| Adjustments for redemption of preferred shares | **0.03** | — | **0.04** | 0.02 |
| Impairment charges - non-depreciable properties | **0.07** | — | **0.10** | 0.01 |
| Acquisition-related activity | **—** | — | **—** | 0.01 |
| Core FFO per share – diluted | **$ 0.30** | $ 0.29 | **$ 1.18** | $ 1.10 |

- Core FFO was $105 million, or $0.30 per diluted share, for the fourth quarter of 2014, an increase from $97 million, or $0.29 per diluted share, in the fourth quarter of 2013. Core FFO was $406 million, or $1.18 per diluted share, for the full year 2014, an increase from $364 million, or $1.10 per diluted share, in 2013. The improvement in Core FFO, for both the fourth quarter and the full year 2014, was the result of improved rental operations, lower preferred dividends and lower interest expense.

- FFO, as defined by NAREIT, was $0.20 per diluted share for the fourth quarter of 2014, a decrease from $0.28 per share in the fourth quarter of 2013. The decrease was the result of non-cash charges for impairments of undeveloped

land as well as the impact of non-cash adjustments related to the preferred stock redeemed during the quarter. FFO, as defined by NAREIT, was $1.07 per diluted share for both the full years 2014 and 2013. The aforementioned non-cash charges that negatively impacted FFO as defined by NAREIT in 2014 were more than offset by the improved rental operations, lower preferred dividends and lower interest expense that drove the increase in Core FFO.

- Net loss was $0.01 per diluted share for the fourth quarter of 2014, compared to net income of $0.21 per diluted share for the fourth quarter of 2013. In addition to the factors that impacted the FFO measures described above, net income for the fourth quarter of 2013 included significantly higher gains on depreciable property sales when compared to the fourth quarter of 2014. The fourth quarter of 2014 net loss also included $14 million of non-cash impairment charges on depreciable properties, which are not included in FFO as defined by NAREIT. Net income was $0.60 per diluted share for the full year 2014 compared to $0.47 per diluted share for 2013. The increase to net income per share for 2014 was due to significantly higher gains on depreciable property sales during the full year 2014, when compared to the full year 2013.

**Portfolio Operating Performance**

Strong overall operating performance across all product types:

- In-service occupancy in the bulk distribution portfolio of 96.4 percent on December 31, 2014 compared to 96.6 percent on September 30, 2014 and 95.3 percent on December 31, 2013.

- In-service occupancy in the suburban office portfolio of 87.9 percent on December 31, 2014 compared to 87.5 percent on September 30, 2014 and 87.8 percent on December 31, 2013.

- In-service occupancy in the medical office portfolio of 94.3 percent on December 31, 2014 compared to 94.1 percent on September 30, 2014 and 93.7 percent on December 31, 2013.

- Same-property net operating income growth of 4.4 percent for the three and twelve month periods ended December 31, 2014, compared to the comparable periods in 2013. The growth in same-property net operating income was due to increased occupancy across all product types, rental rate growth and lower bad debt expense.

- Tenant retention of 71 percent for the quarter and 66 percent for the year, with overall positive renewal average annual net effective rental rate growth of 11.2 percent for the quarter and 8.8 percent for the year.

## Real Estate Investment Activity

### Acquisitions

The company acquired one modern bulk industrial facility (251,000 square feet) and one medical office property (49,000 square feet) totaling approximately $32 million. Both of these acquired properties were 100 percent leased.

### Development

Jim Connor, Chief Operating Officer, stated, "We began development of seven projects totaling 640,000 square feet with total anticipated costs of $144 million during the fourth quarter. These projects were 61 percent pre-leased in the aggregate, and included four new build-to-suit medical office developments. We have a healthy pipeline of industrial and medical office build-to-suit prospects heading into 2015."

The fourth quarter included the following development activity:

Wholly-Owned Properties

- The company started four new medical office developments during the quarter, all of which were 100 percent pre-leased, totaling 198,000 square feet.

- The company also started one 47 percent pre-leased industrial development in Houston, totaling 206,000 square feet, and one speculative office development in South Florida, totaling 144,000 square feet.

- Wholly-owned development projects under construction at December 31, 2014 consisted of 10 industrial projects totaling 4.1 million square feet, seven medical office projects totaling 395,000 square feet, and three office projects totaling 448,000 square feet.

- Six industrial projects, and one industrial expansion, totaling 2.6 million square feet, which were 63 percent pre-leased in the aggregate, were placed in service. Additionally, one 53,000 square foot medical office development, which was 100 percent pre-leased, was placed in service.

Joint Venture Properties

- During the quarter, a 100 percent pre-leased industrial project was started in Dallas in a 50 percent-owned unconsolidated joint venture.

- Joint venture development projects under construction at December 31, 2014 consisted of three industrial projects totaling 1.3 million square feet.

**Building Dispositions**

Dispositions for the full year 2014 totaled $736 million. Fourth quarter dispositions totaled $204 million and were comprised of the following:

Wholly-Owned Properties

- Three suburban office properties, totaling 472,000 square feet, at an aggregate sales price of $71 million. The most significant of these properties was a 346,000 suburban office property in St. Louis.

- Three non-strategic industrial properties, totaling 671,000 square feet, at an aggregate sales price of $25 million.

Joint Venture Properties

- Three suburban office properties, two in Columbus and one in Houston, from a 20 percent-owned joint venture with the company's share of the sales price totaling $12 million.

- Three suburban office properties in Washington D.C., from a 30 percent-owned joint venture with the company's share of the sales price totaling $30 million.

- One 382,000 square foot retail center in Minneapolis, with the company's share of the sales price totaling $66 million.

**Suburban Office Portfolio Disposition**

The company also announced today that it has entered into a definitive agreement to sell a portfolio of suburban office properties, totaling 6.9 million square feet, and 57 acres of undeveloped land. An affiliate of Starwood Capital Group, in a joint venture with affiliates of Vanderbilt Partners and Trinity Capital Advisors, agreed to purchase the portfolio for $1.12 billion. The 62 building portfolio includes all of the company's wholly-owned suburban office properties located in Nashville, Raleigh, South Florida and St. Louis.

The portfolio is 91.0 percent leased and the buildings have an average age of 15.5 years. The portfolio is encumbered by $40 million of secured debt that will be repaid at closing. The sale of the portfolio is expected to generate a net book gain. The buyer will assume leasing and property management responsibilities.

As part of the transaction the company will provide seller financing of $200 million, in the form of a first mortgage on a portion of the underlying properties, which will bear interest at LIBOR plus 1.5 percent and have a maturity date of December 31, 2016. The note will be pre-payable without penalty beginning January 1, 2016 and will be collateralized by properties with an approximate 75 percent loan to value ratio.

Closing of the transaction is subject to certain customary conditions and is expected to occur on or about April 1, 2015, except for the one property currently under construction, which is expected to close upon completion in late 2015.

Denny Oklak, Chairman and Chief Executive Officer, said, “In 2009, we set out a strategic plan to re-position the Company’s overall portfolio to be 60 percent industrial assets, 25 percent suburban office assets and 15 percent medical office properties. At the end of 2013 we achieved those goals in accordance with our plan. This re-positioning was very well received by our shareholders as indicated by the outperformance of our share price in 2014 as compared to our peers” stated Mr. Oklak. “In 2014, we continued to dispose of assets that we did not consider strategic to us in the long-term and which we believed the open market was valuing at a higher value than their strategic importance to us. This sale is an example of just such a transaction. The transaction will allow us to de-lever our balance sheet further which has also been a strategic goal since 2009. In addition, the transaction allows us to focus on our primary strategy of growing the company through development of new bulk industrial and medical office properties throughout the country.”

**Dividends Declared**

The company’s board of directors declared a quarterly cash dividend of $0.17 per share, or $0.68 per share on an annualized basis, on the company’s common stock. The fourth quarter dividend will be payable February 27, 2015 to shareholders of record on February 17, 2015.

**2015 Earnings Guidance**

Commenting on the company's 2015 outlook, Mr. Oklak stated: "We are introducing 2015 guidance for Core FFO of $1.12 to $1.20 per share, and AFFO of $0.96 to $1.04 per share. This guidance factors in the impact of today’s announced anticipated $1.12 billion suburban office portfolio disposition, along with additional property dispositions, continued strong performance in our operating portfolio, deliveries of our highly leased development pipeline, as well as a full year of benefit from the preferred stock redemptions that were executed during 2014. We expect the suburban office portfolio disposition to be slightly dilutive to Core FFO in the near term. We still expect growth in AFFO per share in 2015 even with the closing of this sale.”

The assumptions underlying the guidance are as follows:

1. Completion of $1.12 billion suburban office portfolio disposition;
2. Additional dispositions of suburban office properties and older industrial properties in a range of $400 million to $700 million with proceeds used to fund new development opportunities;
3. Same property net operating income growth of 2 percent to 4 percent;
4. Deliveries of highly leased projects from our development pipeline.
5. Continued strong occupancy performance; and
6. Continued improvement in key leverage metrics.

More specific assumptions and components of 2015 Core FFO, as well as presentation slides containing details of the Suburban Office Portfolio Disposition, will be available by 6:00 p.m. Eastern Time today through the Investor Relations-Financials section of the company's website.

**FFO and AFFO Reporting Definitions**

***FFO:*** FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles ("GAAP")); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

***Core FFO:*** Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring

activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

***AFFO:*** AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

## Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall company operating performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled.

A description of the properties that are excluded from the company's same-property measure is included on page 20 of our December 31, 2014 supplemental information.

## About Duke Realty Corporation

Duke Realty Corporation owns, maintains an interest in or has under development approximately 153.2 million rentable square feet of industrial and office assets, including medical office, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

## Fourth Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, January 29, 2015, at 3:00 p.m. Eastern Time to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the

company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

**Cautionary Notice Regarding Forward-Looking Statements**

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2013. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

**Contact Information:**

**Investors:**
Ron Hubbard
317.808.6060

**Media:**
Helen McCarthy
317.708.8010

**Duke Realty Corporation and Subsidiaries**
**Consolidated Statement of Operations**
**(Unaudited and in thousands, except per share amounts)**

| | Three Months Ended December 31, | | Twelve Months Ended December 31, | |
|---|---|---|---|---|
| | 2014 | 2013 | 2014 | 2013 |
| Revenues: | | | | |
| Rental and related revenue | $238,014 | $226,575 | $940,204 | $873,417 |
| General contractor and service fee revenue | 39,429 | 45,592 | 224,500 | 206,596 |
| | 277,443 | 272,167 | 1,164,704 | 1,080,013 |
| Expenses: | | | | |
| Rental expenses | 40,116 | 41,387 | 168,638 | 158,837 |
| Real estate taxes | 31,271 | 29,638 | 128,563 | 117,681 |
| General contractor and other services expenses | 36,375 | 40,908 | 200,031 | 183,833 |
| Depreciation and amortization | 93,712 | 103,120 | 384,412 | 392,627 |
| | 201,474 | 215,053 | 881,644 | 852,978 |
| Other operating activities: | | | | |
| Equity in earnings of unconsolidated companies | 11,992 | 3,674 | 94,317 | 54,116 |
| Gain on sale of properties | 29,098 | 58,071 | 162,715 | 59,179 |
| Gain on land sales | 3,233 | 6,182 | 10,441 | 9,547 |
| Undeveloped land carrying costs | (1,207) | (1,777) | (6,962) | (8,614) |
| Impairment charges | (40,215) | - | (49,106) | (3,777) |
| Other operating expenses | 48 | 620 | (229) | 470 |
| General and administrative expenses | (13,730) | (9,448) | (49,362) | (42,673) |
| | (10,781) | 57,322 | 161,814 | 68,248 |
| Operating income | 65,188 | 114,436 | 444,874 | 295,283 |
| Other income (expenses): | | | | |
| Interest and other income, net | 310 | 668 | 1,246 | 1,887 |
| Interest expense | (56,212) | (57,204) | (219,613) | (228,324) |
| Loss on debt extinguishment | (144) | (9,433) | (283) | (9,433) |
| Acquisition-related activity | (228) | (587) | (1,099) | (3,093) |
| Income from continuing operations, before income taxes | 8,914 | 47,880 | 225,125 | 56,320 |
| Income tax benefit | 3,439 | 580 | 844 | 5,080 |
| Income from continuing operations | 12,353 | 48,460 | 225,969 | 61,400 |
| Discontinued operations: | | | | |
| Income before gain on sales | 548 | 607 | 692 | 1,907 |
| Gain (loss) on sale of depreciable properties, net of tax | (101) | 32,190 | 19,794 | 133,242 |
| Income from discontinued operations | 447 | 32,797 | 20,486 | 135,149 |
| Net income | 12,800 | 81,257 | 246,455 | 196,549 |
| Dividends on preferred shares | (4,788) | (7,355) | (24,943) | (31,616) |
| Adjustments for redemption/repurchase of preferred shares | (11,039) | - | (13,752) | (5,932) |
| Net (income) loss attributable to noncontrolling interests | 16 | (4,328) | (2,867) | (5,957) |
| Net income (loss) attributable to common shareholders | ($3,011) | $69,574 | $204,893 | $153,044 |
| Basic net income (loss) per common share: | | | | |
| Continuing operations attributable to common shareholders | ($0.01) | $0.12 | $0.54 | $0.06 |
| Discontinued operations attributable to common shareholders | 0.00 | 0.09 | 0.06 | 0.41 |
| Total | ($0.01) | $0.21 | $0.60 | $0.47 |
| Diluted net income (loss) per common share: | | | | |
| Continuing operations attributable to common shareholders | ($0.01) | $0.12 | $0.54 | $0.06 |
| Discontinued operations attributable to common shareholders | 0.00 | 0.09 | 0.06 | 0.41 |
| Total | ($0.01) | $0.21 | $0.60 | $0.47 |

**Duke Realty Corporation and Subsidiaries**
**Summary of EPS, FFO and AFFO**
**Three Months Ended December 31**
**(Unaudited and in thousands, except per share amounts)**

| | 2014 | | | 2013 | | |
|---|---|---|---|---|---|---|
| | Amount | Wtd. Avg. Shares | Per Share | Amount | Wtd. Avg. Shares | Per Share |
| **Net income (loss) attributable to common shareholders** | ($3,011) | | | $69,574 | | |
| Less: dividends on participating securities | (647) | | | (654) | | |
| **Net income (loss) per common share- basic** | (3,658) | 342,853 | ($0.01) | 68,920 | 326,059 | $0.21 |
| Add back: | | | | | | |
| Noncontrolling interest in earnings of unitholders | - | - | | 952 | 4,387 | |
| Other potentially dilutive securities | | - | | | 388 | |
| **Net income (loss) attributable to common shareholders- diluted** | ($3,658) | 342,853 | ($0.01) | $69,872 | 330,834 | $0.21 |
| ***Reconciliation to funds from operations ("FFO")*** | | | | | | |
| **Net income (loss) attributable to common shareholders** | ($3,011) | 342,853 | | $69,574 | 326,059 | |
| Adjustments: | | | | | | |
| Depreciation and amortization | 93,712 | | | 105,573 | | |
| Company share of joint venture depreciation, amortization and other | 7,223 | | | 10,490 | | |
| Impairment charges - depreciable property | 14,953 | | | - | | |
| Gains on depreciable property sales - wholly owned, discontinued operations | 101 | | | (32,190) | | |
| Gains on depreciable property sales - wholly owned, continuing operations | (29,098) | | | (58,071) | | |
| Income tax benefit triggered by depreciable property sales | (3,439) | | | - | | |
| Gains on depreciable property sales - JV | (8,997) | | | (2,247) | | |
| Noncontrolling interest share of adjustments | (876) | | | (306) | | |
| **Funds from operations- basic** | 70,568 | 342,853 | $0.21 | 92,823 | 326,059 | $0.28 |
| Noncontrolling interest in income/(loss) of unitholders | (111) | 4,081 | | 952 | 4,387 | |
| Noncontrolling interest share of adjustments | 876 | | | 306 | | |
| Other potentially dilutive securities | | 3,768 | | | 3,383 | |
| **Funds from operations- diluted** | $71,333 | 350,702 | $0.20 | $94,081 | 333,829 | $0.28 |
| Gain on land sales | (3,233) | | | (6,182) | | |
| Loss on debt extinguishment | 144 | | | 9,433 | | |
| Adjustments for redemption/repurchase of preferred shares | 11,039 | | | - | | |
| Impairment charges - non-depreciable properties | 25,262 | | | - | | |
| Acquisition-related activity | 228 | | | 587 | | |
| Other income tax items | - | | | (641) | | |
| **Core funds from operations- diluted** | $104,773 | 350,702 | $0.30 | $97,278 | 333,829 | $0.29 |
| **Adjusted funds from operations** | | | | | | |
| Core funds from operations- diluted | $104,773 | 350,702 | $0.30 | $97,278 | 333,829 | $0.29 |
| Adjustments: | | | | | | |
| Straight-line rental income and expense | (4,249) | | | (2,929) | | |
| Amortization of above/below market rents and concessions | (31) | | | 1,983 | | |
| Stock based compensation expense | 1,591 | | | 2,008 | | |
| Noncash interest expense | 1,881 | | | 1,940 | | |
| Second generation concessions | (837) | | | (141) | | |
| Second generation tenant improvements | (15,213) | | | (12,033) | | |
| Second generation leasing commissions | (10,106) | | | (8,351) | | |
| Building improvements | (4,688) | | | (10,265) | | |
| **Adjusted funds from operations - diluted** | $73,121 | 350,702 | $0.21 | $69,490 | 333,829 | $0.21 |

**Duke Realty Corporation and Subsidiaries**
**Summary of EPS, FFO and AFFO**
**Twelve Months Ended December 31**
**(Unaudited and in thousands, except per share amounts)**

| | 2014 | | | 2013 | | |
|---|---|---|---|---|---|---|
| | Amount | Wtd. Avg. Shares | Per Share | Amount | Wtd. Avg. Shares | Per Share |
| **Net income attributable to common shareholders** | **$204,893** | | | **$153,044** | | |
| Less: dividends on participating securities | (2,588) | | | (2,678) | | |
| **Net income per common share- basic** | **202,305** | **335,777** | **$0.60** | **150,366** | **322,133** | **$0.47** |
| Add back: | | | | | | |
| Noncontrolling interest in earnings of unitholders | 2,627 | 4,308 | | 2,094 | 4,392 | |
| Other potentially dilutive securities | | 361 | | | 187 | |
| **Net income attributable to common shareholders- diluted** | **$204,932** | **340,446** | **$0.60** | **$152,460** | **326,712** | **$0.47** |
| ***Reconciliation to funds from operations ("FFO")*** | | | | | | |
| **Net income attributable to common shareholders** | **$204,893** | **335,777** | | **$153,044** | **322,133** | |
| Adjustments: | | | | | | |
| Depreciation and amortization | 384,617 | | | 409,050 | | |
| Company share of joint venture depreciation, amortization and other | 28,227 | | | 31,220 | | |
| Impairment charges - depreciable property | 15,406 | | | - | | |
| Gains on depreciable property sales - wholly owned, discontinued operations | (22,763) | | | (133,242) | | |
| Gains on depreciable property sales - wholly owned, continuing operations | (162,715) | | | (59,179) | | |
| Income tax expense triggered by depreciable property sales | 2,125 | | | - | | |
| Gains on depreciable property sales-JV | (84,649) | | | (51,207) | | |
| Noncontrolling interest share of adjustments | (2,030) | | | (2,645) | | |
| **Funds from operations- basic** | **363,111** | **335,777** | **$1.08** | **347,041** | **322,133** | **$1.08** |
| Noncontrolling interest in income of unitholders | 2,627 | 4,308 | | 2,094 | 4,392 | |
| Noncontrolling interest share of adjustments | 2,030 | | | 2,645 | | |
| Other potentially dilutive securities | | 3,443 | | | 3,213 | |
| **Funds from operations- diluted** | **$367,768** | **343,528** | **$1.07** | **$351,780** | **329,738** | **$1.07** |
| Gain on land sales | (10,441) | | | (9,547) | | |
| Loss on debt extinguishment | 283 | | | 9,433 | | |
| Adjustments for redemption/repurchase of preferred shares | 13,752 | | | 5,932 | | |
| Impairment charges - non-depreciable properties | 33,700 | | | 3,777 | | |
| Acquisition-related activity | 1,099 | | | 3,093 | | |
| Other income tax items | - | | | (641) | | |
| **Core funds from operations- diluted** | **$406,161** | **343,528** | **$1.18** | **$363,827** | **329,738** | **$1.10** |
| **Adjusted funds from operations** | | | | | | |
| Core funds from operations- diluted | $406,161 | 343,528 | $1.18 | $363,827 | 329,738 | $1.10 |
| Adjustments: | | | | | | |
| Straight-line rental income and expense | (22,170) | | | (17,552) | | |
| Amortization of above/below market rents and concessions | 5,348 | | | 9,054 | | |
| Stock based compensation expense | 15,197 | | | 15,602 | | |
| Noncash interest expense | 6,930 | | | 8,315 | | |
| Second generation concessions | (923) | | | (579) | | |
| Second generation tenant improvements | (39,016) | | | (39,922) | | |
| Second generation leasing commissions | (32,080) | | | (28,460) | | |
| Building improvements | (9,428) | | | (13,838) | | |
| **Adjusted funds from operations - diluted** | **$330,019** | **343,528** | **$0.96** | **$296,447** | **329,738** | **$0.90** |

**Duke Realty Corporation and Subsidiaries**
**Consolidated Balance Sheets**
**(Unaudited and in thousands)**

| | December 31, 2014 | December 31, 2013 |
|---|---|---|
| **Assets:** | | |
| Land and improvements | $1,534,521 | $1,438,007 |
| Buildings and tenant improvements | 5,696,931 | 5,531,726 |
| Accumulated depreciation | (1,481,125) | (1,368,406) |
| Construction in progress | 248,993 | 256,895 |
| Undeveloped Land | 499,960 | 590,052 |
| Net real estate investments | 6,499,280 | 6,448,274 |
| Real estate investments and other assets held-for-sale | 71,525 | 57,466 |
| Cash and cash equivalents | 17,922 | 19,275 |
| Accounts receivable | 26,906 | 26,173 |
| Straight-line rents receivable | 130,654 | 118,251 |
| Receivables on construction contracts, including retentions | 36,304 | 19,209 |
| Investments in and advances to unconsolidated companies | 293,650 | 342,947 |
| Deferred financing costs, net | 38,734 | 36,250 |
| Deferred leasing and other costs, net | 428,314 | 466,979 |
| Escrow deposits and other assets | 211,550 | 217,790 |
| Total assets | $7,754,839 | $7,752,614 |
| **Liabilities and Equity:** | | |
| Secured debt | $983,242 | $1,100,124 |
| Unsecured debt | 3,364,161 | 3,066,252 |
| Unsecured line of credit | 106,000 | 88,000 |
| Liabilities related to real estate investments held-for-sale | 1,003 | 2,075 |
| Construction payables and amounts due subcontractors, including retentions | 72,839 | 69,380 |
| Accrued real estate taxes | 78,092 | 74,696 |
| Accrued interest | 56,157 | 52,824 |
| Other accrued expenses | 64,646 | 67,495 |
| Other liabilities | 96,866 | 142,589 |
| Tenant security deposits and prepaid rents | 51,953 | 44,550 |
| Total liabilities | 4,874,959 | 4,707,985 |
| Preferred stock | - | 447,683 |
| Common stock | 3,441 | 3,264 |
| Additional paid-in-capital | 4,944,800 | 4,620,964 |
| Accumulated other comprehensive income | 3,026 | 4,119 |
| Distributions in excess of net income | (2,090,942) | (2,062,787) |
| Total shareholders' equity | 2,860,325 | 3,013,243 |
| Noncontrolling interest | 19,555 | 31,386 |
| Total liabilities and equity | $7,754,839 | $7,752,614 |